June 28, 2011

Amerilithium Corp.

Re: Document A-06282011 and B&C-06282011a-j:


By entering into this transaction, you agree to take responsibility and accountability for the conversion terms of the agreements, and to honor the conversion terms as set forth in the agreements.

1. The Company understands and agrees that with regard to all documents Secured & Collateralized Promissory Note C-06282011a-j, any payments that may be made prior to maturity are on a best efforts basis by JMJ, and that JMJ does not guarantee that it will make any payments prior to maturity. Any payments by JMJ prior to maturity are solely at JMJ's election.

2.  Regarding DWAC electronic transfer of shares:

If the Company is currently not able to electronically transfer shares via DWAC, you agree to apply for DWAC electronic transfer within 5 business days of execution of this agreement (at your own expense).

You agree that as long as the Company is not able to electronically DWAC shares, that JMJ Financial may, at its election, indefinitely stall or cancel (without penalty or liability) any payments described in the Funding Schedule. Even in the event that JMJ elects to stall any payments, the Company must progress with the registration statement for all payments as set forth in the Funding Schedule (past payments and potential future payments).

In reference to delivery of conversion shares for Document A-06282011 and B -06282011a-j, all reference to two day delivery of conversion shares is changed to three days.

Documents B&C-06282011a-b may not be cancelled by Borrower. If Holder elects to execute and make effective Documents B&C-06282011c-j in the future, the Borrower may cancel that agreement (without penalty) within three days of Holder's execution. Once executed and accepted by both parties and three days has passed, cancellation is not permitted.

  Miscellaneous Representations and Warranties:

(a) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by

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which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(b) Registration Rights. Other than the Holder, no other party has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(c) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof.

(d) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders (other than the Holder in such capacity pursuant hereto) may include securities of the Company in any registration statements other than the shares described in the Registration Rights Agreement. The Company shall not file any other registration statements until all shares described herein are registered pursuant to a registration statement that is declared effective, provided that this Section 3(d) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

BORROWER[S]:

     /s/Matthew Worrall
     -----------------------------
     Matthew Worrall
     President & CEO
     Amerilithium Corp.

LENDER/HOLDER:

By:  /s/Justin Keener
     ------------------------------
     Justin Keener
     JMJ Financial / Its Principal